Exhibit 99.1

SHUFFLE MASTER, INC.
1106 Palms Airport Dr.
Las Vegas, NV 89119
www.shufflemaster.com

News Release

FOR FURTHER INFORMATION CONTACT:

Julia Boguslawski	Mark L. Yoseloff, Ph.D., Chairman & CEO
Investor Relations	Coreen Sawdon, CAO & Acting CFO
ph: (702) 897-7150	ph: (702) 897-7150
fax: (702) 270-5161	fax: (702) 270-5161

Shuffle Master, Inc. Announces a $60 Million Term Loan Commitment with an Amendment to its Existing Credit Agreement Along with Equity Offering and Launch of Tender Offer for Convertible Notes

LAS VEGAS, Nevada, Monday, July 14, 2008 - Shuffle Master, Inc. (NASDAQ Global Select Market:  SHFL) announced today that it has obtained aggregate term loan commitments of $60 million from Deutsche Bank Trust Company Americas, Wachovia Bank, National Association, and KeyBank National Association with a signed amendment to its existing revolving credit facility.  Among other things, the amendment provides for a new term loan facility which is currently at $60.0 million and may be increased to $80.0 million. Funding of the new term loan is subject to the consummation of the equity offering discussed below, a minimum liquidity requirement, and other customary and administrative conditions. A copy of the credit agreement amendment has been filed as an exhibit to the Registration Statement referred to below.

The Company also announced today that it has filed with the Securities and Exchange Commission an amendment to its Registration Statement on Form S-1, dated June, 27, 2008.  The Registration Statement relates to an offering by the Company of shares of its common stock to generate approximately $75.0 million in proceeds, which, in conjunction with the borrowings under the new term loan facility and borrowing under the revolving credit facility and cash on hand, will be sufficient to repurchase the Company’s 1.25% Contingent Convertible Senior Notes.  The Company’s equity road show will commence today, July 14th, 2008.

The Company also announced that certain members of its senior management and its Board of Directors have indicated an intention to participate in the equity offering.  The Company also plans to offer the equity to existing shareholders and other investors who the Company believes will be long-term investors in the Company’s stock.

This announcement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. Any offering of these securities will be made only by means of a prospectus.   A copy of the prospectus relating to the shares may be obtained by contacting Deutsche Bank Securities Inc. by mail, Attn: Prospectus Department, 100 Plaza One, Jersey City, NJ 07311, by telephone at (800) 503-4611 or by email: prospectusrequest@list.db.com.

Shuffle Master, Inc. Commences Tender Offer for its Contingent Convertible Notes

Shuffle Master also announced that it will commence a cash tender offer for its 1.25% Contingent Convertible Senior Notes, which will be funded with the proceeds from the equity offering and the new term loan facility, as well as cash on hand and revolver draws, if necessary.  Pursuant to the tender offer, the Company is offering to purchase all of its outstanding contingent convertible notes at 96.5% of the principal amount thereof plus accrued interest.  The tender offer will commence today, July 14th, 2008.

The tender offer will expire on August 8, 2008, unless extended.  Tenders of notes must be made on or prior to the expiration of the tender offer and notes may be withdrawn at anytime on or prior to the expiration of the tender offer.

The tender offer is contingent upon the satisfaction of certain conditions, including the raising of at least $135.0 million in aggregate gross proceeds by Shuffle Master from the equity offering described above and borrowings under the new term loan facility discussed above.  Full details of the terms and conditions of the tender offer and consent solicitation are included in Shuffle Master’s Schedule TO which has been filed with the Securities and Exchange Commission.

Deutsche Bank Securities Inc. is the dealer manager for the tender offer.  Morrow & Co, LLC is the information agent for the tender offer and any questions concerning the tender offer or for copies of the Offer to Purchase, Letter of Transmittal and related documents can be obtained from Morrow & Co, LLC by calling (203) 658-9400 (banks and brokerage firms) or (800) 662-5200 (all others toll free).

Neither Shuffle Master, nor any member of its Board of Directors, nor the dealer manager nor the information agent is making any recommendation to noteholders as to whether to tender or refrain from tendering their notes into the tender offer.  Noteholders must decide whether they will tender in the offer and, if so, how many notes they will tender.

THIS PRESS RELEASE IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY OF SHUFFLE MASTER’S NOTES.  THE SOLICITATION OF OFFERS TO BUY SHUFFLE MASTER’S NOTES IS ONLY BEING MADE PURSUANT TO THE TENDER OFFER DOCUMENTS, INCLUDING THE OFFER TO PURCHASE AND THE RELATED LETTER OF TRANSMITTAL THAT SHUFFLE MASTER IS DISTRIBUTING TO ITS NOTEHOLDERS

AND HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  STOCKHOLDERS AND INVESTORS SHOULD READ CAREFULLY THE OFFER TO PURCHASE AND RELATED MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION.  NOTEHOLDERS AND INVESTORS MAY OBTAIN A FREE COPY (WHEN AVAILABLE) OF THE OFFER TO PURCHASE AND RELATED DOCUMENTS AT THE SECURITIES AND EXCHANGE COMMISSION’S WEB SITE AT WWW.SEC.GOV.  NOTEHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.

About Shuffle Master, Inc.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers with improved profitability, productivity and security, as well as popular and cutting-edge gaming entertainment content, through value-add products in four distinct categories: Utility Products which includes automatic card shuffler, roulette chip sorters and intelligent table system modules, Proprietary Table Games which include live table game tournaments, Electronic Table Systems which include electronic multi-player table game platforms, and Electronic Gaming Machines which include traditional video slot machines for select markets and wireless gaming solutions. The Company is included in the S&P Smallcap 600 Index. Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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Forward Looking Statements

This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company’s existing products and new products as introduced; increased competition from existing and new products for floor space in casinos; continued consolidation of gaming operations; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, legal, administrative, product development, promotion and/or distribution costs; changes in the Company’s business systems or in technologies affecting the Company’s products or operations; reliance on strategic relationships with distributors and technology and manufacturing vendors; current and/or future litigation, claims and costs or an adverse judicial finding; tax matters including changes in state, federal, or foreign state tax legislation or assessments by taxing authorities; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; changes to the Company’s intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction’s regulatory scheme or approach, etc.) involving the Company and its products specifically or the gaming industry in general; general and casino industry economic conditions; our ability to attract and retain key personnel; the financial health of the Company’s casino and distributor customers, suppliers and distributors, both nationally and internationally; adverse changes in the creditworthiness of parties with whom the Company has significant receivables; the pace of gaming expansion and the influence of anti-gaming constituents; the Company’s ability to successfully and economically integrate the Table Game Division business acquired from Progressive Gaming International Corporation ; the Company’s high level of indebtedness, and specifically the Company’s ability to meet debt service obligations and to refinance indebtedness, including the Company’s $150,000,000 contingent convertible senior notes (the Notes) and the Company’s $100,000,000 senior secured revolving credit facility (the Revolver), which will depend on the Company’s future performance and other conditions or events and will be subject to many factors that are beyond the Company’s control; various risks related to the Company’s customers’ operations in countries outside the United States, including currency fluctuation risks, which could increase the volatility of the Company’s results from such operations. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K.

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